                   THE TIMES MIRROR COMPANY AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                (In thousands of dollars except per share data)

                                                            YEAR ENDED DECEMBER 31
                                                  -------------------------------------------
                                                           1993           1992           1991
                                                  -------------  -------------  -------------
PRIMARY
Average shares outstanding......................    128,587,823    128,557,808    128,505,760
Dilutive stock options based on the treasury
  stock method using average market price.......        153,081        260,641        120,606
                                                  -------------  -------------  -------------
                                                    128,740,904    128,818,449    128,626,366
                                                  -------------  -------------  -------------
                                                  -------------  -------------  -------------
Income from continuing operations...............       $164,113      $  35,317        $67,954
Discontinued operations:
  Income from discontinued operations, net of
    income taxes................................         21,344         21,458         14,000
  Gain on sale of discontinued operations, net
    of income taxes.............................        131,702
                                                  -------------  -------------  -------------
Income before cumulative effect of changes in
  accounting principles.........................        317,159         56,775         81,954
Cumulative effect of changes in accounting
  principles:
    Postretirement benefits.....................                      (133,376)
    Income taxes................................                        10,000
                                                  -------------  -------------  -------------
Net income (loss)...............................       $317,159      $ (66,601)       $81,954
                                                  -------------  -------------  -------------
                                                  -------------  -------------  -------------
Earnings (loss) per share:
  Continuing operations.........................          $1.27          $ .27           $.53
  Discontinued operations:
    Income from operations......................            .17            .17            .11
    Gain on sale................................           1.02
                                                  -------------  -------------  -------------
  Before cumulative effect of changes in
    accounting principles.......................           2.46            .44            .64
  Cumulative effect of changes in accounting
    principles:
      Postretirement benefits...................                         (1.04)
      Income taxes..............................                           .08
                                                  -------------  -------------  -------------
Earnings (loss) per share.......................          $2.46         $ (.52)          $.64
                                                  -------------  -------------  -------------
                                                  -------------  -------------  -------------

                                   EXHIBIT 11

                   THE TIMES MIRROR COMPANY AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                (In thousands of dollars except per share data)

                                                            YEAR ENDED DECEMBER 31
                                                  -------------------------------------------
                                                           1993           1992           1991
                                                  -------------  -------------  -------------
FULLY DILUTED
Average shares outstanding......................    128,587,823    128,557,808    128,505,760
Dilutive stock options based on the treasury
  stock method using year-end market price, if
  higher than average market price..............        258,897        172,182        135,296
                                                  -------------  -------------  -------------
                                                    128,846,720    128,729,990    128,641,056
                                                  -------------  -------------  -------------
                                                  -------------  -------------  -------------
Income from continuing operations...............       $164,113      $  35,317        $67,954
Discontinued operations:
  Income from discontinued operations, net of
    income taxes................................         21,344         21,458         14,000
  Gain on sale of discontinued operations, net
    of income taxes.............................        131,702
                                                  -------------  -------------  -------------
Income before cumulative effect of changes in
  accounting principles.........................        317,159         56,775         81,954
Cumulative effect of changes in accounting
  principles:
    Postretirement benefits.....................                      (133,376)
    Income taxes................................                        10,000
                                                  -------------  -------------  -------------
Net income (loss)...............................       $317,159      $ (66,601)       $81,954
                                                  -------------  -------------  -------------
                                                  -------------  -------------  -------------
Earnings (loss) per share:
  Continuing operations.........................          $1.27         $  .27           $.53
  Discontinued operations:
    Income from operations......................            .17            .17            .11
    Gain on sale................................           1.02
                                                  -------------  -------------  -------------
  Before cumulative effect of changes in
    accounting principles.......................           2.46            .44            .64
  Cumulative effect of changes in accounting
    principles:
      Postretirement benefits...................                         (1.04)
      Income taxes..............................                           .08
                                                  -------------  -------------  -------------
Earnings (loss) per share.......................          $2.46         $ (.52)          $.64
                                                  -------------  -------------  -------------
                                                  -------------  -------------  -------------

                                   EXHIBIT 11

                   THE TIMES MIRROR COMPANY AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                (In thousands of dollars except per share data)

                                                                        FOURTH QUARTER
                                                                      ENDED DECEMBER 31
                                                                 ----------------------------
                                                                          1993           1992
                                                                 -------------  -------------
PRIMARY
Average shares outstanding.....................................    128,601,111    128,569,014
Dilutive stock options based on the treasury stock method using
  average market price.........................................        207,975        147,026
                                                                 -------------  -------------
                                                                   128,809,086    128,716,040
                                                                 -------------  -------------
                                                                 -------------  -------------
Income (loss) from continuing operations.......................       $ 23,151       $(66,530)
Discontinued operations:
  Income from discontinued operations, net of income taxes.....          6,953          4,844
  Gain on sale of discontinued operations, net of income
   taxes.......................................................        131,702
                                                                 -------------  -------------
Net income (loss)..............................................       $161,806       $(61,686)
                                                                 -------------  -------------
                                                                 -------------  -------------
Earnings (loss) per share:
  Continuing operations........................................          $ .18          $(.52)
  Discontinued operations:
    Income from operations.....................................            .06            .04
    Gain on sale...............................................           1.02
                                                                 -------------  -------------
Earnings (loss) per share......................................          $1.26          $(.48)
                                                                 -------------  -------------
                                                                 -------------  -------------
FULLY DILUTED
Average shares outstanding.....................................    128,601,111    128,569,014
Dilutive stock options based on the treasury stock method using
  year-end market price, if higher than average market price...        313,384        172,182
                                                                 -------------  -------------
                                                                   128,914,495    128,741,196
                                                                 -------------  -------------
                                                                 -------------  -------------
Income (loss) from continuing operations.......................       $ 23,151       $(66,530)
Discontinued operations:
  Income from discontinued operations, net of income taxes.....          6,953          4,844
  Gain on sale of discontinued operations, net of income
   taxes.......................................................        131,702
                                                                 -------------  -------------
Net income (loss)..............................................       $161,806       $(61,686)
                                                                 -------------  -------------
                                                                 -------------  -------------
Earnings (loss) per share:
  Continuing operations........................................          $ .18          $(.52)
  Discontinued operations:
    Income from operations.....................................            .06            .04
    Gain on sale...............................................           1.02
                                                                 -------------  -------------
Earnings (loss) per share......................................          $1.26          $(.48)
                                                                 -------------  -------------
                                                                 -------------  -------------

                                   EXHIBIT 11
                                  Page 3 of 3